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                                                                   Exhibit 10.14




June 6, 2003




Mr. Steven Kriegsman
CytRx Corporation
11726 San Vicente Blvd.
Suite 650
Los Angeles, CA 90049

Dear Steve:

This letter will memorialize our agreement to modify the Engagement Agreement between CytRx Corporation and Cappello Capital Corp. dated May 16, 2003. The Fees and Expenses section of the Engagement Agreement, subsection (a), is hereby amended to delete the provision that provides for the crediting of any retainer amounts against any fees to be paid to Cappello Capital Corp. under the Agreement.

Please signify your agreement by executing this letter in the space provided below.

Sincerely,

 /s/ Gerard K. Cappello
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Gerard K. Cappello
President and CEO
Cappello Capital Corp.

Agreed and Accepted:

CYTRX CORPORATION

By: /s/ Steven A. Kriegsman
   ------------------------
Title:     P/CEO
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Date:       6-17-03
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